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                                                                   Exhibit 10.48


                              SETTLEMENT AGREEMENT

        THIS AGREEMENT is made and entered into as of the 18th day of June, 2001, by and between MICROSOFT CORPORATION ("Microsoft"), a Washington Corporation, located at One Microsoft Way, Redmond, Washington 98052, and WAREFORCE INCORPORATED, a California corporation, located at 2281 Rosecrans Ave., Suite 155, El Segundo, California 90245 ("Wareforce").

                                    RECITALS

        WHEREAS, Microsoft, through its wholly owned subsidiary, MSLI, LLC, and Wareforce entered into a Microsoft Large Account Reseller Agreement ("LAR Agreement"), dated January 1, 2000, a copy of which is hereto attached as Exhibit "A," for the purpose of appointing Wareforce as a non-exclusive Large Account Reseller with the ability to collect orders for License Confirmations and related payments for Select Software Products from Volume Licensing Customers that designated Wareforce in their Enrollment Agreement as their Large Account Reseller;

        WHEREAS, in March 2000, Wareforce became delinquent in its payment to Microsoft for Select and Enterprise Agreement licenses;

        WHEREAS, in June 2000, Microsoft terminated the LAR Agreement with Wareforce after efforts to reach a mutually agreeable solution failed;

        WHEREAS, there is a balance owed to Microsoft from Wareforce in the sum of $5,832,094.27 as of the date of this Agreement (See Exhibit "B" for Summary of Outstanding Invoices);

        WHEREAS, Microsoft fulfilled its obligation as provided for under the LAR Agreement; and

        WHEREAS, the Parties wish to resolve their differences amicably;

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

                                    AGREEMENT

        1. Wareforce shall pay Microsoft the sum of $5,832,094.27, plus interest as set forth in the Promissory Note signed concurrently herewith and incorporated fully herein ("Promissory Note").

        2. Concurrently with this Agreement, Wareforce shall execute a Promissory Note in favor of Microsoft.

        3. Wareforce shall provide and disclose to Microsoft on quarterly basis any and all written financial information necessary for Microsoft to monitor and ensure compliance with this Agreement,

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            including but not limited to income statements, balance sheets, statements of cash flow, and cash flow projections.

        4. Upon full and complete performance of all of Wareforce's obligations under this Agreement and the Promissory Note, Microsoft shall hereby forever and fully relieve, release, discharge, and withdraw with prejudice all other claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, and expenses of whatever kind or nature, whether legal or equitable, known or unknown, suspected or unsuspected, contingent or fixed, based upon, arising out of, pertaining to, or in connection with any matter related to the LAR Agreement, of any kind or type, that it holds or may hold against Wareforce, its successors, assigns, past and present attorneys, accountants, representatives, affiliates, divisions, parents, partners, officers, directors, employees, and stockholders, jointly and severally, from the beginning of time to and including the date of this Agreement.

        5. Wareforce shall and does, as of the date of this Agreement, hereby forever and fully relieve, release, discharge, and withdraw with prejudice all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, and expenses of whatever kind or nature, whether legal or equitable, known or unknown, suspected or unsuspected, contingent or fixed, based upon, arising out of, pertaining to, or in connection with any matter of any kind or type, that it holds or may hold against Microsoft, its successors, assigns, past and present attorneys, accountants, representatives, affiliates, divisions, subsidiaries, partners, officers, directors, employees, and stockholders, jointly and severally, from the beginning of time to and including the date of this Agreement.

        6. The Parties hereto, and each of them, represent, warrant, and agree that in executing this Agreement they do so with full knowledge of any and all rights which they have reason of the matters set forth herein, and that they have received independent legal advice from their respective attorneys with regard to the facts involved in the controversies herein compromised.

        7. The Parties hereto, and each of them, represent and warrant that there has been no assignment or any transfer of any interest in any claim which the parties hereto, or any of them, have or claim to have against the other parties hereto.

        8. This Agreement and the Promissory Note contain the entire understanding between the parties. There are no representations or promises other than those expressly set forth therein. The parties acknowledge they are relying fully upon the contents of this Agreement and the Promissory Note, and not relying upon any other promises, representations, or warranties, expressed or implied, concerning the subject matter hereof to induce them to execute this Agreement

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        9.  Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal, invalid, or legally unenforceable for any reason, such illegality, invalidity, and/or issue of enforceability shall not affect the validity, legality, or enforceability of the remaining terms and provisions of this Agreement.

        10. No modification or amendment to this Agreement shall be valid or binding unless such modification and/or amendment is set forth in writing and signed by all of the parties to this Agreement. The parties agree to execute all such further and additional documents consistent with this Agreement as shall be reasonably necessary to carry out the provisions of this Agreement.

        11. Each person who executes this Agreement represents and warrants that he or she has the authority of said entity to do so, and agrees to indemnify and hold harmless each party from any claim that such authority did not exist.

        12. This Agreement shall be binding on and inure to the benefit of the successors and assigns of each of the parties hereto.

        13. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

        14. This Agreement between the parties shall be governed by the law of the State of Washington, and Wareforce consents to the exclusive jurisdiction of the courts in the State of Washington, County of King.

        15. Failure of Microsoft to invoke its remedy as provided for under this Agreement shall not be deemed or construed as a waiver of its right to exercise the same in the event of any subsequent default.

        DATED this 18th day of June, 2001.

MICROSOFT CORPORATION                   WAREFORCE INCORPORATED

By: ___________________________         By: /s/ Don Hughes
                                            ___________________________________

NAME: _________________________         NAME: Don Hughes
                                              _________________________________

Its ___________________________         Its: CFO